Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-139741

CRM HOLDINGS, LTD.

FREE WRITING PROSPECTUS DATED FEBRUARY 6, 2007

CRM Holdings, Ltd. (the “Company,” “we,” “our,” and “us”) has filed a registration statement on Form S-1 (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.   This free writing prospectus should be read in conjunction with the registration statement, including the preliminary prospectus, on file with the SEC.

On February 4, 2007, we received notice from John L. Sullivan, President and Chief Operating Officer of Majestic, our recently acquired insurance subsidiary, that he would be retiring effective February 19, 2007.  Under the terms of Mr. Sullivan’s employment agreement, we have agreed to pay all accrued amounts of compensation and benefits, including an annual incentive for fiscal year ended December 31, 2006, as well as a pro-rata annual incentive payment for the fiscal year ended December 31, 2007.  Presently, the Company does not have a successor to fill Mr. Sullivan’s position.  For the time being, the operations of Majestic will be overseen by Daniel G. Hickey, Jr., our Chief Executive Officer and Chairman of the Board of the Directors.

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CRM HOLDINGS, LTD. HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS CRM HOLDINGS, LTD. HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT CRM HOLDINGS, LTD. AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, CRM HOLDINGS, LTD., ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-248-8163.